EXHIBIT 10.5
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Board of Directors of Doblique, Inc.
April 7, 2003

                                Jeffrey Katz C.A.

                               3737 The Boulevard
                                Westmount, Quebec
                                 Canada H3Y 1T3
                             Telephone 514-487-8966
                                Fax: 514-487-2138
                            E-Mail: jkatz@qc.aira.com



Dated as of April 7, 2003

To: The Board of Directors of Doblique, Inc.

Ladies and Gentlemen:

You have requested that Jeffrey Katz C.A. ["Katz"] provide you with an opinion as to the fairness, from a financial point of view, of the transaction in connection with the Stock Exchange Agreement (the "Agreement") as at April 7, 2003 (thereafter "the valuation date"), by and among Inyx Pharma Limited, a company registered in England and Wales ("Inyx Pharma"), the parties listed in
Schedule 1 of the Agreement (each an "Inyx Pharma Shareholder," and collectively the "Inyx Pharma Shareholders") and Doblique, Inc. ("Doblique" or the "Company"), pursuant to which each Inyx Pharma Shareholder shall contribute their ordinary shares in Inyx Pharma for shares of the Company's common stock (the "Company Shares").

Inyx Pharma was prior to the valuation date engaged in the development and contract manufacturing of specialized pharmaceutical aerosol products for the treatment of respiratory, allergy, dermatological and topical conditions (thereafter "the Business").

Under the Agreement, each Inyx Shareholder shall assign, transfer and deliver their respective number of Inyx shares amounting to 1 million outstanding ordinary shares of Inyx Pharma, in total, to the Company, who shall purchase such number of Inyx Pharma Shares from each such Inyx Pharma Shareholder. In consideration for the sale, assignment and transfer of the Inyx Pharma Shares to the Company on the Closing Date, the Company shall issue to each Inyx Shareholder a proportionate number of shares of Company Shares amounting to 16 million common shares in total. The Company shall have no obligation to purchase any Inyx Pharma Shares unless all of the Inyx Pharma Shares are being simultaneously purchased. As a result of the exchange transaction, Doblique will own 100 percent of Inyx Pharma's issued share capital or 80 percent of Inyx Pharma's authorized share capital, as there are 1,250,000 authorized shares in Inyx Pharma, 250,000 shares of which have been authorized and reserved to a convertible note holder.

In arriving at the opinion set forth below, Katz has completed the following tasks:


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

     1.   Reviewed   Inyx  Pharma's  2003  Business  Plan  as  prepared  by  its management.

     2. Reviewed the financial statements of Inyx Pharma and Doblique for the several years ended December 31, 2002, and various closing documents, accounting and other records as of the valuation date.

     3. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flows and assets of the Business, furnished to me by or on behalf on Inyx Pharma.

     4.   Conducted   discussions   with  members  of  the  management  of  Inyx
          concerning the business and prospects of the Business; discussions were also conducted with other industry participants.

     5. Reviewed the report by Berkovits, Lago and Company, LLP on Doblique, Inc. and Inyx Pharma Limited reverse acquisition transaction

     6. Compared the results of operations of the Business with that of certain companies which I deemed relevant.

     7. Conducted a financial review of the financial condition of Inyx Pharma with respect to its liquidity and capital position as of the valuation date.

     8.   Reviewed  the  Stock  Purchase  Agreement  and  ancillary   agreements
          thereto.

     9. Performed such other analyses and reviewed and analyzed such other information as Katz deemed appropriate.

In rendering this opinion, Katz did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning Inyx Pharma, Doblique, or the publicly available information regarding other companies.

Katz has assumed that all such financial and other information is accurate and complete. Katz has further relied on the assurances of Inyx Pharma and Doblique management that they are not aware of any facts that would make such financial or other information inaccurate, incomplete or misleading. With respect to forecasts and financial projections of Inyx Pharma provided by management, Katz has assumed, for the purpose of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgements of management at the time of their preparation as to the future performance of the Business. Katz has further assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Business are as set forth in the financial statements.

I have not been engaged to make, nor have I made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Business nor have we been furnished with any such evaluation or appraisals except for the Plant, Machinery, and Equipment by Henry Butcher International Inc. and by Weatherall Green & Smith Northe Ltd. My opinion is based upon regulatory, economic, market and monetary conditions existing on the date hereof. I also understand that each respective party of the Agreement has sought its own legal advice as to the nature of the contemplated transaction and as to the legal standing of each respective entity, as these are outside of the scope of my engagement.


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This opinion has been prepared for your information in connection with the Stock
Exchange Agreement and shall not be, in whole or in part, reproduced, summarized, described or referred to in any other opinion, document or report, or provided to any person or otherwise made public without the prior consent of Katz. This opinion is delivered as of the date hereof and I disclaim any responsibility to update this opinion at any time following the date hereof. On the basis of, and subject to the foregoing, I am of the opinion that the transaction as outlined in the Stock Exchange Agreement is fair to the unaffiliated shareholders of the Company from a financial point of view. The opinion expressed above is based on a review of the contemplated transaction, relevant information provided by the respective management of each company, industry and market comparatives, and is subject to the following assumptions and qualifications:

     >> The Company is economically dependant on a number of key customers which include, Merck Generics and Stiefel, which can together account for more than 50% of the Company's revenues by 2005. I would strongly suggest a further diversification and growth of Inyx Pharma's customer base.

     >> The Company should be seeking to locate its development operations in locations which promote tax incentives for research and development activities. One such example is the Province of Quebec in Canada which provides a number of tax incentives that can significantly offset certain development costs. Additionally, there is also a number of multinational pharmaceutical companies located in Quebec. The Company can significantly add value from the synergistic effects of locating a development operation amongst these other pharmaceutical companies.

     >> In the coming months, the Company will require a significant injection of capital in order to provide for capital equipment and assets, IT infrastructure and regulatory requirements and improvements. I have not commented on the Company's financing plans.

     >> One of the areas of growth that the Company has not adequately addressed in its business plan is growth by acquisition of similar pharmaceutical businesses. This is not the only area of growth as there is unused potential and capacity in existing capital assets owned by the Company.

     >> I have not seen a clear strategy for growth through strategic partnerships within the industry. For example, Inyx Pharma should be introduced to such companies as "Chaichen Pharmaceuticals", a bulk manufacturer of Taxol as a possible joint venture partner. These types of companies can provide a number of development and manufacturing opportunities.

Yours very truly,


/s/ Jeffrey Katz
----------------
Jeffrey Katz C.A.





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